UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On November 7, 2007, Bunge Limited (“Bunge”) completed the sale and issuance (the “Offering”) of 750,000 shares of 5.125% cumulative mandatory convertible preference shares, with a liquidation preference of $1,000 per share (the “mandatory convertible preference shares”), pursuant to an underwriting agreement dated November 1, 2007 (the “Underwriting Agreement”) entered into with Citigroup Global Markets Inc. (the “Underwriter”). Pursuant to the Underwriting Agreement, Bunge has also granted the Underwriter a 30-day option to purchase up to 112,500 additional mandatory convertible preference shares to cover over-allotments. As of the date hereof, the Underwriter has not exercised this option. The Underwriting Agreement has been filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Offering was made pursuant to Bunge's existing shelf registration statement on Form S-3 (Registration No. 333-138662) filed with the Securities and Exchange Commission. Bunge received net proceeds of approximately $735 million from the Offering, after deducting underwriting commissions. Bunge intends to use the net proceeds to reduce indebtedness and for general corporate purposes.

Item 3.03  Material Modifications to Rights of Security Holders

As described in Item 1.01 of this Current Report on Form 8-K, on November 7, 2007, Bunge completed the Offering of the mandatory convertible preference shares. The following is a summary of certain material terms of the mandatory convertible preference shares, which are more fully described in the Certificate of Designation for the mandatory convertible preference shares (the “Certificate of Designation”). The Certificate of Designation has been filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mandatory Conversion; Optional Conversion. Each mandatory convertible preference share will automatically convert on December 1, 2010 (the “Mandatory Conversion Date”), into between 8.2190 and 9.6984 of our common shares, subject to certain anti-dilution adjustments, depending on the average of the volume-weighted average price per common share over the 20 consecutive trading day period ending on the third trading day immediately preceding the Mandatory Conversion Date. At any time prior to the Mandatory Conversion Date, holders may elect to convert the mandatory convertible preference shares at the minimum conversion rate of 8.2190 common shares, subject to certain anti-dilution adjustments.

If a fundamental change, as defined in the Certificate of Designation, occurs prior to the Mandatory Conversion Date, holders will have the right to convert their mandatory convertible preference shares into common shares at the fundamental change conversion rate, as defined in the Certificate of Designation. Holders who convert mandatory convertible preference shares will also receive all accumulated and unpaid dividends and a fundamental change dividend make-whole amount, subject to a dividend cap, as defined in the Certificate of Designation, equal to the present value of all remaining dividend payments, to the extent Bunge is legally permitted to pay such amounts.

Dividends. Annual dividends of $51.25 per mandatory convertible preference share are payable quarterly on each March 1, June 1, September 1 and December 1, commencing March 1, 2008, when, as and if declared by Bunge’s board of directors. Dividends may be paid in cash, common shares of Bunge or a combination of cash and common shares, subject to a dividend cap. Accumulated dividends on the mandatory convertible preference shares will not bear interest.

Unless all accumulated and unpaid dividends on the mandatory convertible preference shares and any parity shares have been paid in full, Bunge may not declare any dividends on, or redeem, purchase, or otherwise acquire, any parity shares or junior shares.

Liquidation Preference. The mandatory convertible preference shares have a liquidation preference of $1,000 per mandatory convertible preference share, plus, upon voluntary or involuntary liquidation, winding up or dissolution, an amount equal to accumulated and unpaid dividends.

Ranking. The mandatory convertible preference shares rank, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, senior to all common shares and Series A preference shares and to all other shares issued in the future unless the terms of those shares expressly provide that they rank senior to or on a parity with, the mandatory convertible preference shares; on a parity with Bunge’s outstanding 4.875% cumulative convertible perpetual preference shares and any series of shares issued in the future, the terms of which expressly provide that they will rank on a parity with the mandatory convertible preference shares; and junior to all shares issued in the future, the terms of which expressly provide that such shares will rank senior to the mandatory convertible preference shares.

Redemption. Bunge does not have the right to redeem the mandatory convertible preference shares.

Voting Rights. Except as required by Bermuda law and the Certificate of Designation for the mandatory convertible preference shares and as set out in Bunge’s bye-laws, the holders of the mandatory convertible preference shares generally have no voting rights unless dividends payable on the mandatory convertible preference shares are in arrears for six or more dividend periods. In that event, the holders of the mandatory convertible preference shares, voting as a single class with any other preference shares having similar voting rights, will be entitled at the next annual general meeting or special general meeting of Bunge’s shareholders to elect two directors. These voting rights and the terms of the directors so elected, subject to Bunge’s bye-laws and Bermuda law, will continue until such time as the dividend arrearage on the mandatory convertible preference shares has been paid in full.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement between Bunge Limited and Citigroup Global Markets Inc., dated November 1, 2007

4.1	Certificate of Designation for Mandatory Convertible Preference Shares

4.2	Form of Mandatory Convertible Preference Share Certificate (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2007

BUNGE LIMITED

By:  /s/ CARLA L. HEISS

Name: Carla L. Heiss
Title: Assistant General Counsel

EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement between Bunge Limited and Citigroup Global Markets Inc., dated November 1, 2007

4.1	Certificate of Designation for Mandatory Convertible Preference Shares

4.2	Form of Mandatory Convertible Preference Share Certificate (included in Exhibit 4.1)